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                                                                      EXHIBIT 15

August 6, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Parker Drilling Company Registration on Form S-8, Form S-3 and Form S-4

We are aware that our report dated August 6, 2004, on our review of interim financial information of Parker Drilling Company and subsidiaries for the three month and six month periods ended June 30, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004 is incorporated by reference in its registration statements on Form S-8 (File No. 33-57345, 333-59132, 333-70444, 333-41369, 333-84069 and 333-99187) and Form S-3
(File No. 333-36498) and Form S-4 (File No. 333-110374).

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP